Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Technical Olympic USA, Inc. of our report dated March 16, 2007, with respect to the consolidated financial statements of Technical Olympic USA, Inc., included in the 2006 Annual Report to Stockholders of Technical Olympic USA, Inc.
We consent to the incorporation by reference in the following Registration Statements:
1) Registration Statement (Form S-3 No. 333-133504) of Technical Olympic USA, Inc.,
2) Registration Statement (Form S-8 No. 333-99307) of Technical Olympic USA, Inc.,
3) Registration Statement (Form S-3 No. 333-133502) of Technical Olympic USA, Inc., and
4) Registration Statement (Form S-8 No. 333-134452) of Technical Olympic USA, Inc.;
of our report dated March 16, 2007, with respect to the consolidated financial statements of Technical Olympic USA, Inc. and subsidiaries incorporated herein by reference, and our report dated March 16, 2007, with respect to Technical Olympic USA, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Technical Olympic USA, Inc., included in this Annual Report (Form 10-K) of Technical Olympic USA, Inc.

/s/ Ernst & Young LLP Certified Public Accountants

West Palm Beach, Florida
March 16, 2007